EXHIBIT A
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D and Schedule 13G (including amendments thereto) with regard to the Common Stock of Georgia Gulf Corporation, a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of September 17, 2007.
Highland Multi-Strategy Onshore Master SubFund, L.L.C.
By: Highland Multi-Strategy Master Fund, L.P., its managing member
By: Highland Multi-Strategy Fund GP, L.P., its general partner
By: Highland Multi-Strategy Fund GP, L.L.C., its general partner
By: Highland Capital Management, L.P., its sole member
By: Strand Advisors, Inc., its general partner

By:	/s/ James D. Dondero
James D. Dondero, President

Highland Multi-Strategy Master Fund, L.P.
By: Highland Multi-Strategy Fund GP, L.P., its general partner
By: Highland Multi-Strategy Fund GP, L.L.C., its general partner
By: Highland Capital Management, L.P., its sole member
By: Strand Advisors, Inc., its general partner

By:	/s/ James D. Dondero
James D. Dondero, President

Highland Equity Opportunities Fund
By: Highland Fund I, its management investment company

By:	/s/ James D. Dondero
James D. Dondero, President

Highland Capital Management, L.P.
By: Strand Advisors, Inc., its general partner

By:	/s/ James D. Dondero
James D. Dondero, President

Strand Advisors, Inc.
By:	/s/ James D. Dondero
James D. Dondero, President

James D. Dondero
/s/ James D. Dondero

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